Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

among

insys therapeutics, inc.

john n. kapoor

the john n. kapoor trust, dated september 20, 1989

and

ej financial/neo management, l.p.

Dated as of February 28, 2018

i

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of February 28, 2018 (the “Effective Date”), is entered into among Insys Therapeutics, Inc., a Delaware corporation (the “Company”), Dr. John N. Kapoor (“Dr. Kapoor”) and the other Persons set forth on Schedule A annexed hereto (such Persons, together with Dr. Kapoor, the “Initial Beneficial Shareholders”).

WHEREAS, pursuant to a Voting Trust Agreement (the “Voting Trust Agreement”), dated as of February 27, 2018, by and among the Company, the Initial Beneficial Shareholders and Bessemer Trust Company of Delaware, N.A., as the initial trustee thereunder, the parties thereto have established a voting trust (within the meaning of Section 218(a) of the Delaware General Corporation Law) (the “Voting Trust”) relating to certain Shares (as defined below) owned as of February 27, 2018, or subsequently acquired, by the Shareholders (as defined below); and

WHEREAS, this Agreement is being entered into in connection with the establishment of the Voting Trust.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

General Provisions

SECTION 1.01.Defined Terms.  (a)  In this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” of, or Person “Affiliated” with, shall mean, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning assigned to such term in the Preamble.

“Beneficial Owner” shall mean, with respect to any security, a Person who is a beneficial owner (as such term is defined in Rule 13d-3 adopted by the Commission under the Exchange Act) of such security, and the terms “beneficially own” or “beneficial ownership” shall be used to describe the interest of such a Person in such a security.

“Blackout Period” means (i) the period of any lock-up period that may apply to the Shareholders participating in the registration pursuant to which such Shareholders are not permitted to trade or (ii) the period for which the Board determines in good faith and in its reasonable judgment that the filing, effectiveness or use of a registration statement filed hereunder would require the disclosure of material nonpublic information concerning the Company and that there is a bona fide business purpose to prevent the disclosure of such material nonpublic information, including that the registration would reasonably be expected to materially and adversely affect or materially interfere with any bona fide pending material financing of the Company or any pending material transaction (including an acquisition, disposition or recapitalization) involving the Company, such period to terminate when the material nonpublic information is disclosed or no longer material to investors; provided, however, that (i) a Blackout Period shall not last for a period longer than 60 days, and (ii) the total length of all Blackout Periods in any period of twelve consecutive months shall not exceed 120 days in the aggregate.

“Block Sale” means the sale of Shares to one or several purchasers in a registered transaction by means of a bought deal, a block trade or a direct sale.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday or a Sunday, on which commercial banks in New York, New York are open for normal banking business.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Dr. Kapoor” shall have the meaning assigned to such term in the Preamble.

“Effective Date” shall have the meaning assigned to such term in the Preamble.

“Equity Interests” means the Shares and any other equity securities of the Company, including any stock options granted to Dr. Kapoor under the Company’s 2013 Equity Incentive Plan.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

Any reference to Shares “held” by a Shareholder shall refer to Shares held of record (i) by such Shareholder or (ii) by the Voting Trust that underlie the Trust Units held by such Shareholder.

“Law” means any federal, national, state, provincial, local or foreign statute, law (including common law), ordinance, rule or regulation of any Governmental Authority.

“Permitted Transfer” means (i) with respect to the Transfer of Shares, any Transfer that complies with the provisions of Section 3.01 of the Voting Trust Agreement, and (ii) with respect to the Transfer of Trust Unit, any Transfer that complies with Section 3.02 of the Voting Trust Agreement.

“Permitted Transferee” means (i) with respect to each Share, any Person to whom a Permitted Transfer of Shares is made and (ii) with respect to each Trust Unit, any Person to whom a Permitted Transfer of Trust Units is made.

“Person” shall mean an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Public Offering” means an offering of Shares pursuant to an effective registration statement under the Securities Act.

“Registrable Amount” means Registrable Securities representing $30 million of the Shares outstanding.

“Registrable Securities” means any Shares beneficially owned by the Shareholders (including any Shares held in the Voting Trust on behalf of any Shareholder) and any other securities issued or issuable with respect to any Share beneficially owned by a Shareholder (or held in the Voting Trust on behalf of any Shareholder), including by way of merger, exchange or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities of a Shareholder when (i) a registration statement registering the offer and sale of such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred pursuant to such effective registration statement or (ii) such securities are capable of being sold by such Shareholder in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act without the restriction as to the number of securities that can be sold during any time period.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholders” means the Initial Beneficial Shareholders, each Permitted Transferee of any Initial Beneficial Shareholder that is a holder of Trust Units pursuant to the Voting Trust Agreement and any assignee pursuant to an assignment made in accordance with Section 5.02.

“Shares” means the shares of common stock, par value $0.01 per share, of the Company.

“Shelf registration statement” means a registration statement under the Securities Act providing for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities beneficially owned by such Requesting Shareholder(s) and the other Shareholders holding any Registrable Securities who elect to participate therein in accordance with the plan and method of distribution set forth in the prospectus included in such registration statement.

“Transfer” shall mean any issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition, in each case whether directly or indirectly, voluntary or involuntary, by operation of Law or otherwise, of Trust Units or Equity Interests, other than an original issuance of securities by the Company.

“Trust Unit” shall mean a beneficial ownership interest in the Voting Trust.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(b)Each of the following terms is defined in the Section listed opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Demand	Section 2.01(a)
Demand Participating Shareholders	Section 2.01(b)
Demand Registration	Section 2.01(a)
Demand Right Holders	Section 2.01(a)
Final Prospectus Filing Date	Section 2.05
Form S-3	Section 2.03(a)
Free Writing Prospectus	Section 2.06(a)(iv)
Initial Beneficial Shareholders	Preamble
Losses	Section 2.09(a)(i)
Marketed Underwritten Shelf Offering	Section 2.03(e)
Maximum Amount	Section 2.03(e)(ii)
Other Demand Rights	Section 2.02(b)
Other Demanding Sellers	Section 2.02(b)
Piggyback Notice	Section 2.02(a)
Piggyback Registration	Section 2.02(a)
Piggyback Seller	Section 2.02(a)
Registration Expenses	Section 2.07
Requested Information	Section 2.06(d)
Requesting Shareholders	Section 2.01(a)
Selling Holders	Section 2.06(a)(i)
Shelf Notice	Section 2.03(a)
Shelf Offering	Section 2.03(e)
Shelf Requesting Holder	Section 2.03(g)
Take-Down Notice	Section 2.03(e)
Voting Trust	Recitals
Voting Trust Agreement	Recitals

SECTION 1.02.Other Definitional Provisions.  (a)  As used in this Agreement, accounting terms not defined in this Agreement shall have the respective meanings given to them under GAAP as in effect on the date hereof.  To the extent that the definitions of accounting terms in this Agreement are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Article I shall control.

(b)For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement.  Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.  Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

(c)Any agreement, instrument, statute or regulation defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument, statute or regulation as from time to time amended, consolidated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Registration Rights

SECTION 2.01.Demand Registration.  (a)  Registration.  At any time after the Effective Date, any Shareholder or group of Shareholders holding at least a Registrable Amount of outstanding Shares (collectively, the “Demand Right Holders”) shall be entitled to make a written request of the Company (a “Demand” and any Demand Right Holders that makes such written request, the “Requesting Shareholders”) for registration under the Securities Act of an amount equal to or greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect, as promptly as reasonably practicable, but not later than 90 days after the date of the Demand (unless a later specified time is contemplated in this Agreement), the registration for offer and sale under the Securities Act of:

(i)the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand; and

(ii)all other Registrable Securities which the Company has been requested to register pursuant to Section 2.01(b), but subject to Section 2.01(g);

to permit the disposition (in accordance with the intended distribution methods in such request) of the Registrable Securities to be so registered.

(b)Demands; Demand Participation.  A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five Business Days after receipt of a Demand, the Company shall give written notice of such Demand to each other Shareholder that holds any Registrable Securities. Subject to Section 2.01(g), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten Business Days after the Company’s notice required by this paragraph has been given (such participating Shareholders, the “Demand Participating Shareholders”). Such written notice shall comply with the requirements of a Demand as set forth in this Section 2.01(b).

(c)Number of Demands.  The Shareholders (collectively) shall be entitled to an unlimited number of Demand Registrations.

(d)Effective Registration Statement.  A Demand Registration shall not be deemed to have been effected and shall not count as a Demand pursuant to Section 2.01(c) (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 180 days (unless it is a Shelf registration statement which shall remain in effect until the date on which all Registrable Securities covered by the Shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf registration statement, or otherwise are no longer Registrable Securities) or such shorter period in which all Registrable Securities included in such registration statement have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in the effective registration statement at the request of the Company or the lead or co-managing underwriter(s) pursuant to the provisions of this Agreement), (ii) if, after it has become effective, but before any of the circumstances in clause (i) are satisfied, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of some act or omission by such Requesting Shareholders.

(e)Registration Statement Form.  Demand Registrations shall be on Form S-3 and if such form is not available such other appropriate registration form of the Commission as shall be selected by the Company and shall be reasonably acceptable to the Requesting Shareholder.

(f)Restrictions on Demand Registrations.  The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 180 days (unless it is a Shelf registration statement which shall remain in effect until the date on which all Registrable Securities covered by the Shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf registration statement, or otherwise are no longer Registrable Securities), or (ii) effect any Demand Registration (A) within 90 days of a “firm commitment” underwritten registration in which all Shareholders holding a Registrable Amount were given piggyback rights pursuant to Section 2.02 (subject to Section 2.02(b)) and at least 85% of the number of Registrable Securities requested by such Shareholders to be included in such registration statement were included, or (B) within four months of any other Demand Registration. In addition, the Company shall be entitled to postpone the filing of a registration statement (upon written notice to all Shareholders) in the event of a Blackout Period until the expiration of the applicable Blackout Period; provided that Company shall not register any other securities, use a prospectus for sales of any securities under any of its registration statements or facilitate any other registered offering during a Blackout Period.  If the Company postpones the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 2.04.

(g)Participation in Demand Registrations.  The Company shall not include any securities other than Registrable Securities in a Demand Registration, except  with the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities in such Demand Registration.

(h)Selection of Underwriters; Underwritten Offerings.

(i)In connection with a Demand Registration, the Requesting Shareholder(s) may elect to have Registrable Securities sold in an Underwritten Offering.  Anytime that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the Company’s prior consent (which shall not be unreasonably withheld). In connection with any Underwritten Offering under this Section 2.01, each Demand Participating Shareholder shall be obligated to accept the terms of the underwriting as agreed upon between the Requesting Shareholder(s) and the lead or co-managing underwriters on terms no less favorable to such Demand Participating Shareholders than the Requesting Shareholders(s).  In the event of a disagreement among the Requesting Shareholders, the decision of the Shareholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.01(h).

(ii)Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to participate in, facilitate or otherwise cooperate with respect to, more than three Underwritten Offerings and Block Sales per fiscal year.

(i)Demand Withdrawal.  The Requesting Shareholder or the Requesting Shareholders (with the consent of the Requesting Shareholder(s) holding a majority of the Registrable Securities), as the case may be, shall have the right to withdraw a Demand in accordance with Section 2.04.

SECTION 2.02.Piggyback Rights.  (a)  Subject to the terms and conditions of this Agreement and the Voting Trust Agreement, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company (i) on a registration statement on Form S-4 or any successor form, a registration statement on Form S-8 or any successor form or (ii) pursuant to Section 2.01 or 2.03) (a “Piggyback Registration”), the Company shall give the Shareholders prompt written notice thereof (but not less than fifteen (15) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed lead or co-managing underwriter(s) (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Shareholder) given within ten days after such Piggyback Notice is sent to such Shareholder, the Company, subject to the terms and conditions of this Agreement and the Voting Trust Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Shareholders with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s securities being sold in such Piggyback Registration.

(b)Priority on Piggyback Registrations.  If, in connection with a Piggyback Registration, the lead or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by others who have sought to have Registrable Securities registered pursuant to any rights to demand registration (other than pursuant to so called “piggyback” or other incidental or participation registration rights described herein) (such demand rights being “Other Demand Rights” and such persons being “Other Demanding Sellers”), by the Piggyback Sellers and by any other proposed sellers, as the case may be, would adversely affect the distribution of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead or co-managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)if the Piggyback Registration is in connection with an offering for the Company’s own account, then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, other Shares sought to be registered by the Other Demanding Sellers and (D) fourth, other Shares held by any other proposed sellers; and

(ii)if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of Registrable Securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, Shares to be sold by the Company and (D) fourth, other Shares held by any other proposed sellers.

(c)Terms of Underwriting.  In connection with any offering under this Section 2.02 involving an underwriting for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the underwritten offering if, after the Company consults with such holder and considers such holder’s positions in good faith, such holder refuses to agree to the terms of the underwriting as agreed upon between the Company and the lead or co-managing underwriter(s) whether secured by the Company or otherwise.

(d)Withdrawal by the Company.  If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided that any participating Demand Right Holders may continue the registration as a Demand Registration pursuant to Section 2.01.

SECTION 2.03.Shelf Registration.  (a)  In connection with a Demand Registration, subject to Section 2.03(d), and further subject to the availability of a registration statement on Form S-3 or any successor form (“Form S-3”) to the Company, the Requesting Shareholder(s) making the Demand may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use reasonable best efforts to cause to be declared effective by the Commission (within 75 days after such filing date but no later than 10 days after the Commission has cleared the Shelf registration statement for effectiveness), a Shelf registration statement on

Form S-3. In the event of a disagreement among the Requesting Shareholders, the decision of the Shareholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.03(a).  The “Plan of Distribution” section of such Shelf registration statement shall permit all lawful means of disposition of Registrable Securities that are legally permitted to be registered, including Underwritten Offerings, Block Sales, agented transactions, sales directly into the market, sales by brokers as agents, short sales and sales or settlement of hedging transactions.

(b)Within five Business Days after receipt of a Shelf Notice pursuant to Section 2.03(a), the Company will deliver written notice thereof to each Shareholder holding any Registrable Securities.  Each Shareholder may elect, subject to the terms and conditions of this Agreement, to participate in the Shelf registration statement in accordance with the plan and method of distribution set forth in such Shelf registration statement by delivering to the Company a written request to so participate within ten Business Days after the Shelf Notice is given to any such Shareholders.

(c)Subject to Section 2.03(d), the Company will use reasonable best efforts to keep the Shelf registration statement continuously effective until the date on which all Registrable Securities covered by the Shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf registration statement, or otherwise.

(d)The Company shall be entitled, from time to time, by providing written notice to the Shareholders who elected to participate in the Shelf registration statement, to require such Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf registration statement for any Blackout Period, provided that the Company shall not register any other securities, use a prospectus for sales of any securities under any of its registration statements or facilitate any other registered offering during the Blackout Period.  Immediately upon receipt of such notice, the Shareholders covered by the Shelf registration statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below.  After the expiration of any Blackout Period and without any further request from a Shareholder, the Company shall promptly notify the Shareholders of the termination of the Blackout Period and, if necessary, promptly prepare a post-effective amendment or supplement to the Shelf registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(e)At any time that a Shelf registration statement is effective, if any Demand Right Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf registration statement in an Underwritten Offering (a “Shelf Offering”), then, the Company shall as promptly as reasonably practicable amend or supplement the Shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other holders pursuant to this Section 2.03(e)).  In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf registration statement and the Company and such proposing Demand Right Holder shall permit each such holder to include its Registrable Securities included on the Shelf registration statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Right Holder and the Company within five Business Days after delivery of the Take-Down Notice to such holder;

(ii)if the lead or co-managing underwriter(s) advises the Company and the proposing Demand Right Holder that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the distribution thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Right Holder is advised by such lead or co-managing underwriter(s) can be sold without such adverse effect (the “Maximum Amount”), and such number of Registrable Securities shall be allocated as follows and in the following order of priority:

(A)first, the number of Registrable Securities requested to be included in such Marketed Underwritten Shelf Offering by the proposing Demand Right Holder up to the Maximum Amount; and

(B)second, all other Registrable Securities that any other holder proposes to sell in connection with such Marketed Underwritten Shelf Offering pursuant to this Section 2.03(e), allocated pro rata among such other holders on the basis of the number of such Registrable Securities requested to be included by such other holders, which, taken together with the Registrable Securities under clause (A) above, do not exceed the Maximum Amount; and

(iii)except as otherwise expressly specified in this Section 2.03, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.01(f).

(f)Notwithstanding anything in this Section 2.03 to the contrary, and subject to Section 2.01(h)(ii), the Company shall not be required to participate in more than two Marketed Underwritten Shelf Offerings per fiscal year.

(g)Notwithstanding the foregoing, if a holder of Registrable Securities wishes to engage in a Shelf Offering pursuant to a Block Sale (the “Shelf Requesting Holder”), then notwithstanding the foregoing notice and time periods, the Shelf Requesting Holder(s) only need to notify the Company of the Block Sale a minimum of five (5) Business Days prior to the day such offering is to commence (unless a longer period is agreed to by the Shelf Requesting Holder(s)) and the Company shall amend or supplement the Shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Block Sale and shall, subject to Section 2.01(h)(ii), promptly cooperate with respect to such Block Sale in accordance with Section 2.06 and shall use its reasonable best efforts to effect such Block sale in the timeframe requested.

SECTION 2.04.Withdrawal Rights.  Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten Business Days following the mailing of such notice, any such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by the other holders of Registrable Securities still seeking registration, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such ten Business Day period, the Company shall not file such registration statement or, if such registration statement has already been filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof.  Any registration statement withdrawn or not filed (a) in accordance with an election by the Company (including in accordance with the provisions of Section 2.01(f)), (b) in accordance with an election by the Requesting Shareholder in the case of a Demand Registration or with respect to a Shelf registration statement or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand registration statement because any post-effective amendment or supplement to the applicable Demand registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

SECTION 2.05.Lock-up Agreements.  In connection with any Underwritten Offering, each Shareholder agrees to enter into customary agreements to not effect any public sale or distribution (including sales pursuant to Rule 144) of Equity Interests (a) for a Public Offering (other than a Demand Registration or Piggyback

Registration), during the period between the date specified by the Company to such Shareholder in its notice of intention to commence a Public Offering (such date to be the Company’s best estimate as to the date that is 10 days prior to the date of the filing of the “final” prospectus or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf registration statement, the “Final Prospectus Filing Date”) and 60 days following the Final Prospectus Filing Date or (b) for a Demand Registration or Piggyback Registration, during the period between the date specified by the Company to such Shareholder in its notice of intention to commence an Underwritten Offering (such date to be the Company’s best estimate as to the date that is 10 days prior to the Final Prospectus Filing Date) and 60 days following the Final Prospectus Filing Date.  For the avoidance of doubt, the lock-up restrictions pursuant to any underwriting agreement to be entered into with the underwriters shall not exceed the time limits on the lock-up restrictions set forth herein without the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of each Demand Right Holder.  The Company also shall cause its executive officers and directors to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained herein.   If any Demand Registration, Piggyback Registration or Public Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of Equity Interests other than pursuant to a registration statement on Form S-4, Form S-8 or any successor forms thereto, for its own account, within 75 days following the Final Prospectus Date, except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

SECTION 2.06.Registration Procedures.  (a)  Registration.  If and whenever the Company is required, subject to the terms and conditions of this Agreement and the Voting Trust Agreement, to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.01, 2.02, and 2.03, the Company shall cooperate in the sale of the Registrable Securities and shall, with reasonable promptness:

(i)prepare and file with the Commission a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become effective with reasonable promptness and remain effective, pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least five Business Days prior to filing any registration statement or any amendments thereto, the Company will furnish to the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) and their counsel and, if applicable, to the counsel to the managing underwriters if the Registrable Securities are to be sold pursuant to an Underwritten Offering, copies of all such documents proposed to be filed, which documents will be subject to the comment and review of such counsel (such review to be conducted with reasonable promptness) and other documents reasonably requested by such counsel, including any comment letter from the Commission, and if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and responses to any comment letter from the Commission and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access upon reasonable notice during normal business hours to the Company’s books and records, officers, accountants and other advisors, so long as such access or request do not unreasonably disrupt the normal operations of the Company and its subsidiaries.  The Company shall not file such registration statement or any amendments thereto (including Free Writing Prospectuses) if the Selling Holders or their counsel or their underwriter’s counsel shall in good faith reasonably object in writing to the filing of such documents, unless, in the good faith opinion of the Company, such filing is necessary to comply with applicable Law;

(ii)prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (A) to keep such registration statement effective, (B) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (C) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary  to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Selling Holders thereof set forth in such registration statement or the expiration of 180 days after such registration statement becomes effective (unless it is a Shelf registration statement which shall remain in effect until the date on which all Registrable Securities covered by the Shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf registration statement, or otherwise are no longer Registrable Securities);

(iii)if requested by the lead or co-managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.06(a)(iii) that are not, in the good faith written opinion of counsel to the Company, in compliance with applicable Law;

(iv)promptly furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized by the Company in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto and each Free Writing Prospectus by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto in accordance with the disclosed method or methods of disposition thereof;

(v)use reasonable best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this clause (v), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(vi)use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(viii)use its reasonable best efforts to cause all shares of Registrable Securities covered by any registration statement to be listed on each primary national securities exchange on which Shares are at that time listed;

(ix)cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Holders may request;

(x)make, in accordance with customary practice and upon reasonable notice during normal business hours, available for inspection by representatives of the Selling Holders, any underwriters, placement agent, purchaser of Shares and any counsel or accountant retained by the Selling Holders, underwriters, placement agent or purchaser all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, purchaser, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints and so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries;

(xi)in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(A)an opinion of counsel for the Company and negative assurance letter, covering the matters customarily covered in opinions and negative assurance letters requested in Underwritten Offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters,

(B)a “comfort” letter (or, in the case of any such person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements  included in such registration statement, covering the matters customarily covered and in such form as customarily provided in “comfort” or “agreed upon procedures” letters in connection with Underwritten Offerings; and

(C)to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Selling Holders providing for, among other things, the appointment of a representative as agent for the Selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(xii)promptly notify, in writing, each Selling Holder and the underwriters, if any, of the following events:

(A)the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)any request by the Commission or any other U.S. or state-Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any person for that purpose; and

(D)the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(xiii)promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the registration statement, the prospectus included in such registration statement or any document incorporated or deemed to be incorporated therein by reference, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to be stated in order to make the statements therein, not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(xiv)  make every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement and to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request at the earliest date reasonably practicable;

(xv)otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xvi)cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvii)have appropriate officers of the Company prepare and make presentations at any “road shows” and other information meetings reasonably organized by the underwriters and before analysts and rating agencies, as the case may be, and otherwise use its reasonable best efforts to cooperate as reasonably requested, at its own expense, by the underwriters in the offering, marketing or selling of the Registrable Securities; and

(xviii)take all other customary actions reasonably requested by the Selling Holder or the managing underwriter pursuant to this Article II to effect the intent of this Agreement.

(b)Agreements.  Without limiting any of the foregoing, the Company agrees to, in connection with registration of any Registrable Securities under this Article II, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings including customary indemnification provisions and procedures substantially to the effect set forth in Section 2.09 with respect to all parties to be indemnified pursuant thereto.  In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended (unless otherwise required by applicable Law) certificates representing ownership of the Registrable Securities being sold under the registration statement, in such denominations and registered in such names as requested by the lead or co-managing underwriters or sellers, (ii) make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates and (iii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c)Return of Prospectuses.  Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B) through (D) of Section 2.06(a)(xii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(xii) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.  If the Company shall give such notice, any applicable period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.06(a)(xii) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

(d)Requested Information.  Not less than five Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Selling Holder of the information, documents and instruments from such Selling Holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”).  If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Selling Holder, the Company may file the registration statement without including Registrable Securities of such Selling Holder.  The failure to so include in any registration statement the Registrable Securities of a Selling Holder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Selling Holder.

(e)No Requirement to Participate.  Neither the Company nor any Shareholder shall be required to participate in any Public Offering.

(f)Rule 144.  The Company covenants that it will use its reasonable best efforts to (i) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), (ii) furnish to any holder of Registrable Securities, as promptly as reasonably practicable  upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, and (iii) take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

SECTION 2.07.Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (a) all registration and filing fees, all fees and expenses of compliance with securities and blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 2.06) and, if applicable, with filings made with FINRA (including legal fees), (b) all printing and copying expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses as requested by any holder of Registrable Securities), (c) all messenger and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including, with respect to “comfort” letters and opinions) and (e) all reasonable fees and disbursements of one single primary outside counsel and one outside local counsel for each jurisdiction that Registrable Securities shall be distributed for the holders thereof, which counsels shall be selected by the holders of a majority of the Registrable Securities being sold (collectively, the “Registration Expenses”) shall be borne by the Company.  The Registration Expenses shall be borne by the Company regardless of whether or not any registration statement is filed or becomes effective.  The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance), the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded and any expenses of the Company incurred in connection with any “road show”.  Each Selling Holder shall pay its pro rata portion (based on the number of Registrable Securities registered) of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

SECTION 2.08.Miscellaneous.  The Company shall not grant any demand, piggyback or shelf registration rights the terms of which are senior to, more favorable to or conflict with the rights granted to the holders of Registrable Securities hereunder to any other Person without the prior written consent of each Shareholder.  The Company shall not enter into any agreement or arrangement with any holder or prospective holder of Equity Interests that would allow such holder to (x) include such Equity Interests in any registration statement filed pursuant to this Agreement; or (y)  demand registration of their Equity Interests.

SECTION 2.09.Indemnification.  (a)  The Company shall indemnify and hold harmless each Selling Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred (“Losses”), arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)against any and all Losses, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company;

(iii)against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.09(c), fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above; and

(iv)any Losses incurred by any Shareholder pursuant to Section 7.02 of the Voting Trust Agreement.

provided, however, that Sections 2.09(a)(i), 2.09(a)(ii) and 2.09(a)(iii) do not apply to any Selling Holder with respect to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in a registration statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented registration statement or prospectus and the Company had furnished copies thereof to the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Selling Holder to such Person.

(b)Indemnification by Selling Holders.  Each Selling Holder shall severally (but not jointly) indemnify and hold harmless the Company, and the other Selling Holders, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the registration statement) and each Person, if any, who controls the Company, or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all Losses described in the indemnity contained in Section 2.09(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a registration statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(c)Conduct of Indemnification Proceedings.  Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.  With respect  to claims pursuant to Sections 2.09(a)(i), 2.09(a)(ii) and 2.09(a)(iii), if the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party’s or parties’ expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party’s or parties’ expense.  If any indemnifying party or parties are not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement).  In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 Business Days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement.  If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.09(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

(d)Contribution.

(i)In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 2.09(a)(i), 2.09(a)(ii) and 2.09(a)(iii) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any Losses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.09(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(ii)The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above.  Notwithstanding this Section 2.09(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliated indemnifying Selling Holder and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(iii)For purposes of this Section, each Person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder; and each director of the Company, each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

ARTICLE III

Other Agreements

SECTION 3.01.Standstill.  (a)  Until the earliest to occur of (x) the termination of this Agreement pursuant to Section 4.01, (y) the termination of the Voting Trust, and (z) the sixth anniversary of the date of this Agreement, subject to the rights of Shareholders set forth in Section 3.01(b), each Shareholder shall not: (i) effect, agree, seek or make any proposal or offer with respect to, or announce any intention with respect to or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, (A) any acquisition of any Equity Interests (or beneficial ownership thereof), assets, indebtedness or businesses of the Company, (B) any tender or exchange offer, merger, consolidation or other business combination involving the Company or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, (C) any restructuring, recapitalization, liquidation, dissolution or change of control with respect to the Company or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any Equity Interests of the Company; (ii) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to the Company in respect of any Equity Interests of the Company; (iii) otherwise act, alone or in concert with others, to seek representation on the Board; (iv) take any action which would or would reasonably be expected to cause the Company to make a public announcement under applicable Law regarding any of the types of matters set forth in clause (i) above; or (v) request that the Independent Board (as defined in the Voting Trust Agreement) amend or waive any provision of this Section 3.01(a).

(b)Section 3.01(a) shall not prohibit: (i) any acquisition of Equity Interests pursuant to exercise of any stock options granted to Dr. Kapoor under the Company’s 2013 Equity Incentive Plan; (ii) any discussions, arrangements or “group” solely between or among the Shareholders; (iii) any acquisition pursuant to or in connection with a share split, share dividend or similar corporate action initiated by the Company; (iv) any action expressly permitted by the Voting Trust Agreement or consented to in advance by the Independent Board (as defined in the Voting Trust Agreement); (v) any communications between any of the Shareholders and the Company and its representatives relating the transactions contemplated by this Agreement; or (vi) any sale of Shares by Shareholders in accordance with the terms of the Voting Trust Agreement.  For the avoidance of doubt, Section 3.01(a) shall not prevent, prohibit or restrict any Shareholder effecting any Transfers of Shares in accordance with the terms of the Voting Trust Agreement even if the transferee is engaging or intends to engage in any or all of the actions set forth in Section 3.01(a).

ARTICLE IV

Termination and Waiver

SECTION 4.01.Termination.  This Agreement (other than Section 2.07 and Section 2.09) will terminate on the date when (i) all Registrable Securities have been sold in a registered offering pursuant to which the rights and obligations hereunder are not assigned in accordance with Section 5.02 below or (ii) all of the Registrable Securities cease to be Registrable Securities.

SECTION 4.02.Extension; Waiver.  Any agreement on the part of a party to any extension or waiver of any obligations or other acts of the parties or compliance with any of the agreements or conditions contained in this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party.  No course of dealing between the Company and the Shareholders (or any of them or any of their Affiliates) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE V

Miscellaneous Provisions

SECTION 5.01.Notices.  (a)  All notices or other communications which are required or otherwise delivered hereunder shall be given by written instrument, addressed as follows:

If to the Company, to:

Insys Therapeutics, Inc.

1333 South Spectrum Blvd., Suite 100

Chandler, AZ 85286

Facsimile:  866-680-6478

Attention:  General Counsel

With a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Facsimile:  212-474-3700

Attention:  Richard Hall

If to the Shareholders, to the address set forth opposite to their names on Schedule A annexed hereto, with a copy to:

Dr. John N. Kapoor

c/o EJ Financial Enterprises, Inc.

2390 E. Camelback Rd., Suite #425

Phoenix, AZ 85016

Facsimile:  602-667-0467

And

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, Illinois 60606

Facsimile:  312-277-5233

Attention:  Richard Dees

(b)Any such notice or communication shall be deemed to have been given when actually received.

SECTION 5.02.Transfer of Rights.  One or more Shareholders may transfer or assign, in whole or from time to time in part, to one or more Persons that purchases more than 5% of the outstanding Shares from such Shareholders, its rights and obligations under this Agreement and such rights will be transferred to such transferee effective upon receipt by the Company of (A) written notice from such Shareholder stating the name and address of the transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (B) except in the case of a transfer to an existing Shareholder, a written agreement from such transferee to be bound by the terms of this Agreement. A transferee of Registrable Securities who satisfies the conditions set forth in this Section 5.02 shall henceforth be a “Shareholder” for purposes of this Agreement.   At the request of such new Shareholder, the Company shall use its reasonable best efforts to amend or supplement any then effective Shelf registration statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Shelf registration statement; provided that, in no event shall the Company be required to file a post-effective amendment to the Shelf registration statement unless the Company receives a written request from such transferee, requesting that its Registrable Securities be included in the Shelf registration statement, with all information reasonably requested by the Company.

SECTION 5.03.Successors and Assigns.  Except as expressly permitted herein, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, provided that the Shareholders may assign their rights hereunder to a transferee of Registrable Securities that purchases more than 5% of the outstanding Shares in accordance with Section 5.02. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Shareholders and their Permitted Transferees, and their successors and assigns.

SECTION 5.04.No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 5.05.Entire Agreement.  This Agreement and the other agreements referred to herein and to be executed and delivered in connection herewith embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, whether written or oral, which may relate to the subject matter hereof or thereof in any way. Other than this Agreement, and the other agreements referred to herein and to be executed and delivered in connection herewith, there are no other agreements continuing in effect relating to the subject matter hereof.

SECTION 5.06.Waiver.  No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of his, her or its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such other party hereunder. The failure of any party to seek redress for the violation of any term of this Agreement, or to insist upon the strict performance of any term of this Agreement, irrespective of how long such failure continues, shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance.

SECTION 5.07.Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

SECTION 5.08.Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in a manner material and adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.09.Governing Law, Consent to Jurisdiction; Waiver of Jury Trial.

(a)THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(b)EACH PARTY TO THIS AGREEMENT IRREVOCABLY SUBMITS TO THE JURISDICTION OF (A) DELAWARE AND (B) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 5.08(b). EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR

PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (I) THE COURTS OF THE STATE OF DELAWARE, OR (II) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.08(c).

SECTION 5.10.Remedies.

(a)Each party hereto shall have all rights and remedies reserved for such party pursuant to this Agreement and all rights and remedies which such party has been granted at any time under any other agreement or contract and all of the rights which such holder has under any Law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law or equity.

(b)Each party hereto acknowledges that the other parties would be irreparably damaged in the event of a breach or a threatened breach by such party of any of its obligations under this Agreement. As a consequence, each party hereto agrees that, in the event of a breach or a threatened breach by any party of any obligations hereunder, any other party may, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by such party of its obligations under this Agreement.

SECTION 5.11.Further Assurances.  Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents, not inconsistent herewith, as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 5.12.Representations and Warranties.  Each party to this Agreement (as to himself, herself or itself only) represents and warrants to all of the other parties that, as of the time such party becomes a party to this Agreement:

(a)this Agreement has been duly and validly executed and delivered by such party and this Agreement constitutes a legal and binding obligation of such party, enforceable against such party in accordance with its terms;

(b)the execution, delivery and performance by such party of this Agreement and the consummation by such party of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any Law applicable to it, or (ii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such party is a party or by which such party is bound, except for such violations, conflicts, breaches or defaults that would not, in the aggregate, materially affect the party’s ability to perform its obligations hereunder; and

(c)the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly and validly authorized by the Independent Board.

SECTION 5.13.Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile or other electronic counterpart signatures to this Agreement shall be acceptable and binding.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

INSYS THERAPEUTICS, INC.

By:
/s/ Saeed Motahari
	Name:	Saeed Motahari
	Title:	CEO

DR. JOHN N. KAPOOR

BY:	JOHN N. KAPOOR TRUST, DATED SEPTEMBER 20, 1989

	By:	/s/ John Kapoor
	Name:	John Kapoor
	Title:	Trustee

JOHN N. KAPOOR TRUST, DATED SEPTEMBER 20, 1989

By:	/s/ John Kapoor
Name:	John Kapoor
Title:	Trustee

EJ FINANCIAL/NEO MANAGEMENT, L.P.

BY:	EJ FINANCIAL ENTERPRISES, INC., GENERAL PARTNER

	By:	/s/ John Kapoor
As its: President

Schedule A

Initial Beneficial Shareholders

Name	Address for Section 9.01
Dr. John N. Kapoor	Dr. John N. Kapoor 2390 E Camelback Rd, Suite #425 Phoenix, AZ 85016 Facsimile: 602-667-0467
John N. Kapoor Trust, dated September 20, 1989	John N. Kapoor Trust, dated September 20, 1989 2390 E Camelback Rd, Suite #425 Phoenix, AZ 85016 Facsimile: 602-667-0467
EJ Financial/NEO Management, L.P.	EJ Financial/NEO Management, L.P. 2390 E Camelback Rd, Suite #425 Phoenix, AZ 85016 Facsimile: 602-667-0467